Exhibit 99.(a)(3)

        FORM OF NOTICE OF GUARANTEED DELIVERY

NOTICE OF GUARANTEED DELIVERY

Recommended Cash Offer

by

UCB S.A.

for

Celltech Group plc

(not to be used for signature guarantees)

THE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE INITIAL OFFER PERIOD. THE INITIAL OFFER PERIOD FOR ACCEPTANCES AND WITHDRAWALS WILL EXPIRE AT 3:00 P.M. (LONDON TIME), 10:00 A.M. (NEW YORK CITY TIME), ON JUNE 17, 2004, UNLESS EXTENDED TO A LATER CLOSING DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF CELLTECH GROUP PLC ("CELLTECH" OR THE "COMPANY") SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCE OF THE OFFER FROM THE DATE OF THE OFFER DOCUMENT UNTIL THE SPECIFIED TIME ON THE LAST DAY OF THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.

As set forth in Appendix I, "Part C: Acceptance Forms" of the Offer Document dated May 19, 2004, of UCB S.A., a société anonyme organized under the laws of the Kingdom of Belgium ("UCB"), relating to the Offer by UCB to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the Acceptance Forms (as defined in the Offer Document), all of the issued and to be issued ordinary shares, nominal value 50 pence each ("Celltech Shares"), of Celltech and all of the issued American Depositary Shares ("Celltech ADSs"), each representing two Celltech Shares and evidenced by American Depositary Receipts ("Celltech ADRs"), this form or one substantially equivalent hereto must be used for acceptance of the Offer in respect of Celltech ADSs, if Celltech ADRs evidencing Celltech ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach The Bank of New York, in its capacity as the tender agent for the Offer in respect of Celltech ADSs (the "Tender Agent"), prior to the expiration of the Offer. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Tender Agent and must include a signature guarantee by an Eligible Institution in the form set out herein. Certain terms used herein but not defined herein shall have the respective meaning assigned to them in the Offer Document.

The Tender Agent is:
THE BANK OF NEW YORK

By Mail: The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	By Hand or Overnight Delivery: The Bank of New York Tender & Exchange Department—11 West 101 Barclay Street Receive and Deliver Window—Street Level New York, NY 10286

For Notice of Guaranteed Delivery	For Notice of Guaranteed Delivery
Facsimile Transmission for Eligible Institutions: (212) 815-6433	To Confirm Facsimile Transmission Only: (212) 815-6212

Delivery of this instrument to an address other than as set forth above or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery to the Tender Agent.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Acceptance of the Offer in respect of Celltech Shares may not be made with this form.

The Offer in the United States is made solely by UCB and neither Lazard & Co. nor any of its affiliates is making the Offer in the United States. Georgeson Shareholder Communications, Inc. (the "U.S. Information Agent") has been appointed as information agent for the Offer in respect of Celltech ADSs. Lazard Frères & Co. LLC has been appointed as Dealer Manager by UCB in the United States. Any questions you may have with respect to the ways in which Celltech ADSs may be tendered in the Offer should be directed to the U.S. Information Agent toll free in the United States at (800) 261-1054.

This document should not be forwarded or transmitted in or into Belgium, Canada, Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdictions.

Ladies and Gentlemen:

The undersigned accepts the Offer in respect of Celltech ADSs upon the terms and subject to the conditions set forth below pursuant to the Guaranteed Delivery Procedure set out in Appendix I, "Part C: Acceptance Forms" of the Offer Document.

The undersigned understands that the acceptance of the Offer in respect of Celltech ADSs pursuant to the Guaranteed Delivery Procedures will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. See Appendix I, "Part C: Acceptance Forms" of the Offer Document. To be counted towards satisfaction of the Acceptance Condition, prior to the expiration of the Initial Offer Period, the Celltech ADRs evidencing such Celltech ADSs must be received by the Depositary (or, in the case of Celltech ADSs held in book-entry form, timely confirmation of the book-entry transfer of such Celltech ADSs into the Depositary's account at a Book-Entry Transfer Facility as described in Appendix I, "Part C: Acceptance Forms" of the Offer Document), together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents.

Number of Celltech ADSs		Name(s) of Record Holder(s) (Please Type or Print)
Celltech ADR No(s). (if available) Celltech ADSs will be tendered by:		Address(es) (include Zip Code)
If Celltech ADSs will be tendered by book-entry transfer, check box: ☐		Area Code(s) and Telephone Number(s)
The Depository Trust Company		Signature(s)
Account Number
Dated	, 2004

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned participant in the Securities Transfer Association Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program hereby guarantees that the undersigned will deliver to the Depositary either Celltech ADRs evidencing Celltech ADSs with respect to which the Offer is being accepted hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Celltech ADSs into the Tender Agent's account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm, Agent or Trustee	Authorized Signature
	Name	(Please Type or Print)

Address (include Zip Code)	Title	(Please Type or Print)
Area Code and Telephone Number	Dated	, 2004

NOTE:    DO NOT SEND CELLTECH ADRs WITH THIS FORM; CELLTECH ADRs SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.